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                                                                  Exhibit 10(ab)



                            THIRD AMENDMENT TO THE
                        LOCKHEED CORPORATION DIRECTORS'
                   DEFERRED COMPENSATION PLAN TRUST AGREEMENT


                               SEPTEMBER 30, 1995



     Lockheed Corporation, a Delaware corporation, and First Interstate Bank of California, successor to First Interstate Bank, Ltd. (the "Trustee"), adopt the following amendment to the Lockheed Corporation Directors' Deferred Compensation Plan Trust Agreement effective September 30, 1995:

     Section 5.1 is amended by adding the following new paragraph at the end thereof:

     "Notwithstanding anything herein to the contrary, the Trustee shall not purchase any Stock on or after September 30, 1995. On and after September 30, 1995 all earnings on Trust assets, including cash dividends on Stock, shall be invested by the Trustee in units or shares of mutual funds invested only in direct obligations of the United States of America or obligations unconditionally and fully guaranteed as to principal and interest by the United States of America. The Committee may from time to time authorize the Trustee to invest Trust assets in other types of investments, but it may not at any time authorize the Trustee to purchase Stock."